UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As noted in Olin Corporation’s (Registrant’s) 2019 and 2020 Proxy Statements, Randall W. Larrimore, a Class II Director of Registrant’s board of directors (the Board), retired at the April 23, 2020 annual meeting of shareholders, pursuant to the director retirement policy in Registrant’s Principles of Corporate Governance. Mr. Larrimore was a member of the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee of the Board.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Registrant amended its Amended and Restated Articles of Incorporation to provide that, beginning with Registrant’s 2021 annual meeting of shareholders, the classification of Registrant’s directors shall cease and each director, regardless of when elected, shall stand for election for a term expiring at the next succeeding annual meeting of shareholders and until a successor shall have been elected and qualified or until such director’s prior death, resignation, disqualification or removal.

A copy of the Amended and Restated Articles of Incorporation, as filed with the State Corporation Commission of the Commonwealth of Virginia, and certified as effective on April 24, 2020, is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

The Board approved an amendment to Registrant’s Bylaws effective April 23, 2020 to decrease the size of the Board from fourteen to thirteen directors and to provide that, beginning with Registrant’s 2021 annual meeting of shareholders, the classification of Registrant’s directors shall cease and each director, regardless of when elected, shall stand for election for a term expiring at the next succeeding annual meeting of shareholders and until a successor shall have been elected and qualified or until such director’s prior death, resignation, disqualification or removal.

A copy of the Bylaws as amended effective April 23, 2020 is filed as Exhibit 3.2 hereto and is incorporated by reference into this Item 5.03.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) and (b)

At Registrant’s April 23, 2020 annual meeting of shareholders, 157,824,531 shares of Registrant’s Common Stock were entitled to vote at such meeting and 146,653,855 shares were present for purposes of a quorum. The voting results for each of the four proposals submitted for vote by Registrant’s shareholders are set forth below.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1 – Election of directors

Heidi S. Alderman	130,060,663	1,337,970	291,047	14,964,175

Beverley A. Babcock	130,370,891	1,022,585	296,204	14,964,175

Gray G. Benoist	129,096,897	2,302,067	290,716	14,964,175

Scott D. Ferguson	128,282,445	3,082,665	324,570	14,964,175

John E. Fischer	128,049,042	3,332,323	308,315	14,964,175

W. Barnes Hauptfuhrer	128,542,016	2,810,433	337,231	14,964,175

Proposal 2 – Conduct an advisory vote to approve named executive officer compensation	128,093,667	3,075,325	520,688	14,964,175

Proposal 3 – Ratification of appointment of KPMG LLP as Registrant’s independent registered public accounting firm for 2020	143,882,861	2,396,387	374,607

Proposal 4 – Approval of an amendment to Registrant’s Amended and Restated Articles of Incorporation to declassify the Board	128,780,926	2,442,916	465,838	14,964,175

(c) and (d)

Not applicable.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
3.1	Amended and Restated Articles of Incorporation of Olin Corporation as filed with the State Corporation Commission of the Commonwealth of Virginia as amended effective April 24, 2020

3.2	Bylaws of Olin Corporation as amended effective April 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Eric A. Blanchard
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Date: April 28, 2020